Exhibit 10.7

JANUS LIVING, INC.
LTIP UNIT AGREEMENT

THIS LTIP UNIT AGREEMENT (this “Agreement”) is effective as of [●], 2026 (the “Award Date”) by and between Janus Living, Inc., a Maryland corporation (the “Corporation”), Janus Living OP, LLC (the “Partnership”), and [●] (the “Participant”).

W I T N E S S E T H

WHEREAS, the Section 16 Qualifying Committee of the Board of Directors of the Corporation (the “Committee”) has determined that the Participant is eligible to receive an award of LTIP Units, as described below; and

WHEREAS, pursuant to the Janus Living, Inc. 2026 Equity Plan, as the same may be amended and/or restated from time to time (the “Plan”), the Partnership hereby desires to grant to the Participant, effective as of the date hereof, an award of fully-vested LTIP Units under the Plan (the “Award”) upon the terms and conditions set forth herein, in the Partnership Agreement and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant to or for the benefit of the Partnership, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.             Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Plan or the Partnership Agreement, as applicable.

2.             Grant.

(a)            Subject to the terms of this Agreement, the Partnership hereby grants to the Participant an award (the “Award”) of [●] LTIP Units. The Partnership and the Participant acknowledge and agree that the LTIP Units are hereby issued to the Participant for the performance of services to or for the benefit of the Partnership in his or her capacity as a Member or in anticipation of the Participant becoming a Member. Upon receipt of the Award, the Participant shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Partnership Agreement. At the request of the Partnership, the Participant shall execute the Partnership Agreement or a joinder or counterpart signature page thereto. The Participant acknowledges that the Partnership may from time to time issue or cancel (or otherwise modify) LTIP Units in accordance with the terms of the Partnership Agreement. The Committee is the Administrator of the Plan for purposes of the LTIP Units. The LTIP Units shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth in this Agreement, the Plan and the Partnership Agreement, and any rules adopted by the Committee, as such rules are in effect from time to time.

3.             Vesting. The Award shall be vested in full on the Award Date.

4.             Restrictions on Transfer.

(a)            The Award and the LTIP Units are subject to the restrictions on transfer of Membership Units (including, without limitation, LTIP Units) set forth in Article 11 of the Partnership Agreement. Any permitted transferee of the Award or LTIP Units shall take such Award or LTIP Units subject to the terms of the Plan, this Agreement, and the Partnership Agreement. Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Plan, the Partnership Agreement, and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Corporation may reasonably require. Any Transfer of the Award or LTIP Units which is not made in compliance with the Plan, the Partnership Agreement and this Agreement shall be null and void and of no effect.

(b)            The Participant agrees that the Participant will not Transfer the LTIP Units (or any Common Units or shares of Common Stock in respect of which the LTIP Units have been exchanged) prior to the date that is one (1) year after the Award Date; provided, however, that the restrictions set forth in this Section 4(b) shall (i) not apply to any Units or shares sold by the Participant to satisfy any tax liability arising in connection with the exchange or disposition of the LTIP Units, (ii) not apply to any transfer made without consideration (or for only nominal consideration) to a “family member” (as such term is defined in the SEC General Instructions to a Registration Statement on Form S-8) of the Participant solely for purposes of estate or tax planning, and provided the transfer restrictions on such Units or shares continue in effect after any such transfer, and (iii) lapse upon the Participant’s death or Disability (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator) or as otherwise provided by the Corporation. The Corporation may provide for any Units or shares of Common Stock acquired with respect to the Award and issued in book-entry form to include notations regarding the restrictions on transfer imposed under this Section 4(b) (or, as to any such Common Units or shares issued in certificate form, provide for such certificates to bear appropriate legends regarding such transfer restrictions).

5.             Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that:

(a)            Investment. The Participant is holding the Award and the LTIP Units for the Participant’s own account and not for the account of any other Person. The Participant is holding the Award and the LTIP Units for investment and not with a view to distribution or resale thereof, except in compliance with applicable laws regulating securities.

(b)            Relation to the Partnership. The Participant is presently an employee of, or consultant to, the Partnership, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.

(c)            Access to Information. The Participant has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions and results of operations of the Partnership.

(d)            Registration. The Participant understands that the LTIP Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the LTIP Units cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the LTIP Units under the Securities Act. The Partnership has made no representations, warranties or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available.

(e)            Public Trading. None of the Partnership’s securities are presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

(f)            Tax Advice. The Partnership has made no warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision of whether to make an election under Section 83(b) of the Code and with respect to the grant of the LTIP Units), and the Participant is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences. The Participant hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the LTIP Units for federal income tax purposes. In the event that those proposed regulations are finalized, the Participant hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations. The Participant is advised to consult with his or her own tax advisor with respect to the tax consequences of owning and disposing of the LTIP Units.

6.            Adjustments Upon Specified Events; Change in Control Event.

(a)            Adjustments. To the extent applicable, the Award shall be subject to adjustment by the Administrator in accordance with Section 7.1 of the Plan.

(b)            Change in Control Event. Upon the occurrence of an event contemplated by Section 7.2 or 7.3 of the Plan and notwithstanding any provision of Section 7.2 or 7.3 of the Plan, any employment agreement, the CIC Severance Plan (or successor plan) or any other severance plan adopted by Healthpeak Properties, Inc. or the Corporation, the Award (to the extent outstanding at the time of such event) shall continue in effect in accordance with its terms following such event (subject to adjustment in connection with such event pursuant to Section 7.1 of the Plan).

7.             Taxes. The Partnership and the Participant intend that (i) the LTIP Units be treated as a “profits interest” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance of the LTIP Units shall not be taxable events to the Partnership or the Participant as provided in such revenue procedure, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the LTIP Units, the Partnership may revalue all Partnership assets to their respective gross fair market values and make the resulting adjustments to the “Capital Accounts” (as defined in the Partnership Agreement) of the Members, in each case as set forth in the Partnership Agreement. The Partnership or the Participant’s employer or any other applicable entity may withhold from the Participant’s wages, or require the Participant to pay to such entity, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder or from the ownership or disposition of the LTIP Units.

8.             Capital Account. The Participant shall make no contribution of capital to the Partnership in connection with the Award and, as a result, the Participant’s Capital Account balance in the Partnership immediately after his or her receipt of the LTIP Units shall be equal to zero, unless the Participant was a Member of the Partnership prior to such issuance, in which case the Participant’s Capital Account balance shall not be increased as a result of his or her receipt of the LTIP Units.

9.             Redemption Rights. Notwithstanding anything to the contrary in the Partnership Agreement, Membership Units which are acquired upon the conversion of the LTIP Units shall not, without the consent of the Partnership (which may be given or withheld in its sole discretion), be redeemed pursuant to Section 15.1 of the Partnership Agreement within two (2) years following the date of the issuance of such LTIP Units.

10.          Ownership Information. The Participant hereby covenants that so long as the Participant holds any LTIP Units, at the request of the Partnership, the Participant shall disclose to the Partnership in writing such information relating to the Participant’s ownership of the LTIP Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.

11.          Remedies. The Participant shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the LTIP Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Partnership shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not urge as a defense that there is an adequate remedy at law.

12.          Restrictive Legends. Certificates evidencing the LTIP Units, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends similar thereto:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for Janus Living OP, LLC (the “Partnership”) such registration is unnecessary in order for such transfer to comply with the Securities Act.”

“The securities represented hereby are subject to forfeiture, transferability and other restrictions as set forth in (i) a written agreement with the Partnership, (ii) the Janus Living, Inc. 2026 Equity Plan, and (iii) the Amended and Restated Operating Agreement of Janus Living OP, LLC, in each case, as has been and as may in the future be amended (or amended and restated) from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

13.          Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 13.

14.          Plan and Partnership Agreement. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan and the Partnership Agreement, each of which is incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan, this Agreement and the Partnership Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, this Agreement and the Partnership Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

15.          Entire Agreement. This Agreement, the Plan and the Partnership Agreement together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan and/or the applicable provisions of the Partnership Agreement. Any such amendment must be in writing and signed by the Corporation (and, if applicable, the Partnership). Except to the extent provided in the Partnership Agreement, any such amendment that materially and adversely affects the Participant’s rights under this Agreement requires the consent of the Participant in order to be effective with respect to the Award. The Corporation or the Partnership may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. The Participant acknowledges receipt of a copy of this Agreement, the Plan, the Prospectus for the Plan and the Partnership Agreement.

16.          83(b) Election. The Participant may make a timely election under Section 83(b) of the Code (and any comparable election in the state of the Participant’s residence) with respect to the OP Units covered by the Award, and the Partnership hereby consents to the making of such election(s). In connection with such election, the Participant and the Participant’s spouse, if applicable, shall promptly provide a copy of such election to the Partnership. Instructions for completing an election under Section 83(b) of the Code and a form of election under Section 83(b) of the Code are attached hereto as Exhibit A. The Participant represents that the Participant has consulted any tax advisor(s) that the Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. The Participant acknowledges that it is the Participant’s sole responsibility and not the Corporation’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Participant requests that the Corporation or any representative of the Corporation make such filing on the Participant’s behalf. The Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.

17.          Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

18.          Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

19.          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to conflict of law principles thereunder.

20.          Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

21.          Clawback Policy. The LTIP Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the LTIP Units or any Common Units or shares of Common Stock or other cash or property received with respect to the LTIP Units (including any value received from a disposition thereof).

22.          Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 5 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first written above.

Janus Living, Inc.

By:
Name:
Title:

Janus Living OP, LLC

By Janus Living, Inc.
as Managing Member

By:
Name:
Title:

Name:

Exhibit A

Section 83(b) Election

[Attached]

Form 15620 (April 2025)	Department of the Treasury - Internal Revenue Service Section 83(b) Election Form	OMB Number 1545-0074

The undersigned taxpayer hereby elects, pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for the property.

1. The taxpayer’s name, taxpayer identification number (TIN), and address:

Taxpayer’s name	Taxpayer’s TIN

City	State or province	ZIP or postal code

4.	Taxable year for which the election is being made (taxable year that includes the date the property is transferred as reported in Box 3)

2026

5.	The property is subject to the following restrictions (describe applicable restrictions below)

6.	The total fair market value of the property at the time of transfer is

$0.00	=	$0.00
7.	The total amount paid for the property is

=

8.	The total amount to include in gross income for the taxable year is (the result of the amount reported in Box 6(c) minus the amount reported in Box 7(c))

  $0.00

9.	Name, TIN, and address of the person for whom the taxpayer is providing services in connection with the transfer of property (optional)

TIN
41-3500761

Address (number and street)

City	State or province	ZIP or postal code	Country
Denver	CO	80237	USA

Taxpayer signature	Date signed

Address (number and street)

Country
USA

2. The property subject to this election is (describe property and quantity below)

_______ profits interest units (the “Units”) of Janus Living OP, LLC (the “Company”), representing an interest in the future profits, losses and distributions of the Company.

3. The date the property is transferred

March ___, 2026

The Units are subject to certain transfer restrictions pursuant to the Operating Agreement of Janus Living OP, LLC, as amended (or amended and restated) from time to time, including satisfaction of certain holding periods should the taxpayer wish to transfer the Units.

a. Value per item	b. Quantity	c. Total fair market value

	b. Quantity	c. Total price paid
$0.00		$0.00

Name

Janus Living OP, LLC

4600 S. Syracuse St., Suite 500

The undersigned taxpayer is the person performing the services in connection with which the property is transferred. The undersigned taxpayer agrees to provide a copy of the election to (i) the person for whom the services are performed and (ii) the transferee of the property, if the taxpayer and the transferee of the property are not the same person.

Under penalties of perjury, the undersigned taxpayer declares that, to the best of undersigned taxpayer’s knowledge and belief, the information entered on this Form 15620 is true, correct, and complete.

Instructions for Form 15620, Section 83(b) Election

Section references are to the Internal Revenue Code unless otherwise noted.

General Instructions

Purpose of Form

When substantially nonvested property is transferred in connection with the performance of services, the person who performs the services may elect under IRC § 83(b) (83(b) election) to currently include in gross income the excess (if any) of the property’s fair market value at the time of the transfer over the amount (if any) paid for the property at the time of transfer, rather than when the property later becomes substantially vested. Refer to the Restricted Property section of Publication 525 for a description of the tax consequences of substantially nonvested property transferred in connection with the performance of services.

Where to File

Submit this completed and signed Form 15620 to the IRS via mail with the IRS office with which the person who performs the services files a federal income tax return.

Additional Copies

The person who performs the services is also required to submit a copy of the completed and signed Form 15620 to the person for whom the services are performed. In addition, if the person who performs the services and the transferee of the property are not the same person, the person who performs the services is also required to submit a copy of the completed and signed Form 15620 to the transferee of the property.

Revocation of an 83(b) Election

An 83(b) election may not be revoked except with the consent of the IRS. Taxpayers are encouraged to review applicable federal guidance regarding the revocability of 83(b) elections. For additional guidance regarding the revocation of an 83(b) election, refer to Treas. Reg. § 1.83–2(f) and Revenue Procedure 2006-31.

Specific Instructions

Who May File

When substantially nonvested property is transferred in connection with the performance of services, the person who performs the services (e.g., an employee or an independent contractor) may make an 83(b) election by filing Form 15620. In the alternative, an 83(b) election may be made by filing a written statement that satisfies the requirements of Treas. Reg. § 1.83-2.

When to File

An 83(b) election must be filed no later than 30 days after the date the property was transferred. In accordance with IRC § 7503, if the thirtieth day following the transfer of property falls on a Saturday, Sunday or legal holiday, the election will be considered timely filed if it is postmarked by the next succeeding day which is not a Saturday, Sunday or legal holiday. For more information, see IRC § 83(b)(2) and Treas. Reg. § 1.83–2(b).

Box 1. Name, TIN, and Address. Enter the name, TIN, and address of the person making the 83(b) election.

Box 2. Description of Property. Enter a description of the property that is transferred, including the quantity transferred. For example, “1,000 shares of Class A common stock of Corporation B.”

For more information on what constitutes property for purposes of IRC § 83, see Treas. Reg. § 1.83-3(e).

Box 3. Date Property is Transferred. Enter the date the property is transferred.

For more information on what constitutes a transfer of property for purposes of IRC § 83, see Treas. Reg. § 1.83-3(a).

Box 4. Taxable Year for Which the Election is Made. Enter the taxable year for which the 83(b) election is being made. This is the taxable year that includes the date the property is transferred as reported in Box 3. For example, “calendar year 2025” or “fiscal year ending May 31, 2025.”

Box 5. Description of Applicable Restriction(s) on the Property. Enter a description of the restrictions applicable to the substantially nonvested property that is transferred. For example, “the terms of the restricted stock agreement provide that 1,000 shares of Class A common stock of Corporation B will be forfeited if the person making the election ceases to provide services to Corporation B as an employee prior to April 1, 2027.”

For more information on what constitutes substantially nonvested property for purposes of IRC § 83, see Treas. Reg. § 1.83-3(b).

Box 6. Fair Market Value of the Property at the Time of Transfer.

a.	Enter the fair market value per item of property at the time of transfer.

b.	Enter the quantity transferred.

c.	Enter the total fair market value of the property (Box 6(a) multiplied by Box 6(b)).

The fair market value is determined without regard to any lapse restriction, as defined in Treas. Reg. § 1.83-3(i).

Box 7. Amount (if any) Paid for the Property.

a.	Enter the price paid (if any) per item of property.

b.	Enter the quantity transferred.

c.	Enter the total price paid for the property (Box 7(a) multiplied by Box 7(b)).

For more information on what constitutes the amount paid for property for purposes of IRC § 83, see Treas. Reg. § 1.83-3(g).

Catalog Number 95376D	www.irs.gov	Form 15620 (Rev. 4-2025)

Box 8. The Amount (if any) to Include in Gross Income. Enter the total amount (if any) included in gross income for the taxable year indicated in Box 4. Calculate this amount by subtracting the total amount paid for property reported in Box 7(c) from the total fair market value of the property at the time of transfer reported in Box 6(c).

Box 9. Name, TIN, and Address of Service Recipient. Enter the name, TIN, and address of the person for whom the person making the 83(b) election is providing services in connection with the transfer of property. Providing a response in Box 9 is optional and not required to make a valid 83(b) election.

Privacy Act and Paperwork Reduction Act Notice

We ask for the information on this form to carry out the Internal Revenue laws of the United States. Form 15620 is provided by the IRS for your convenience and its use is voluntary. You’re not required to make a section 83(b) election. However, if you choose to make this election, sections 83(b), 6001, 6011, 6012, and 6109 and their regulations require you to provide the information requested on this form. Failure to provide all requested information may delay or prevent processing your election. Providing false or fraudulent information may subject you to penalties.

Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal non-tax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. The estimated burden for individual taxpayers filing this form is approved under 1545-0074 and for business taxpayers filing this form is approved under 1545-0123. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by Code section 6103. The average time and expenses required to complete and file this form will vary depending on individual circumstances. For estimated averages, see the instructions for your income tax return. If you have suggestions for making this form simpler, we would be happy to hear from you. See the instructions for your income tax return.

Catalog Number 95376D	www.irs.gov	Form 15620 (Rev. 4-2025)